EXHIBIT 8.1

Trip.com Group Limited

List of Significant Consolidated Entities

Significant Subsidiaries*

C-Travel International Limited, a Cayman Islands company

Ctrip.com (Hong Kong) Limited, a Hong Kong company

Trip.com Travel Singapore Pte. Ltd., a Singapore company

Ctrip Investment (Shanghai) Co., Ltd., a PRC company

Qunar Cayman Islands Limited, a Cayman Islands company

Ctrip Computer Technology (Shanghai) Co., Ltd., a PRC company

Ctrip Travel Information Technology (Shanghai) Co., Ltd., a PRC company

Ctrip Travel Network Technology (Shanghai) Co., Ltd., a PRC company

Beijing Qunar Software Technology Co., Ltd., a PRC company

Wancheng (Shanghai) Travel Service Co., Ltd., a PRC company

Shanghai Hecheng International Travel Agency Co., Ltd., a PRC company

Skyscanner Holdings Limited, a UK company

Shanghai Ctrip International Travel Agency Co., Ltd., a PRC company

Chengdu Ctrip International Travel Agency Co., Ltd., a PRC company

Chengdu Ctrip Travel Agency Co., Ltd., a PRC company

Chengdu Ctrip Information Technology Co., Ltd., a PRC company

Significant Variable Interest Entities*

Shanghai Ctrip Commerce Co., Ltd., a PRC company

Shanghai Huacheng Southwest International Travel Agency Co., Ltd., a PRC company

Beijing Qu Na Information Technology Co., Ltd., a PRC company

*Other consolidated entities of Trip.com Group Limited have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.